SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2003

GENERAL ELECTRIC COMPANY
 (Exact name of registrant as specified in its charter)

New York	1-35	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut	06828-0001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (203) 373-2211

Item 5. Other Events

RECENT EARNINGS

General Electric Company's (GE) unaudited consolidated revenues, earnings before income taxes and accounting changes, earnings before accounting changes and net earnings for the first quarter of 2003 were $30.3 billion, $4.2 billion, $3.2 billion and $3.0 billion, respectively. These results compared with the following respective unaudited amounts for the quarter ended March 31, 2002: $30.5 billion, $5.0 billion, $3.5 billion and $2.5 billion. Factors affecting earnings in the first quarter of 2003 included eight GE businesses -- Aircraft Engines, Commercial Finance, Consumer Finance, Industrial Systems, Medical Systems, NBC, Specialty Materials and Transportation Systems -- contributing double-digit earnings growth, while Power Systems continued to manage the down cycle in its sales of large gas turbines. With regard to accounting changes in the first quarter of 2003, GE recorded a non-cash transition charge to earnings of $0.2 billion for the change in accounting for costs associated with the eventual retirement of certain operating facilities as required by adoption of Statement of Financial Accounting Standards No. 143. In the first quarter of 2002, GE recorded a non-cash transition charge to earnings of $1.0 billion for impairment of goodwill as required by adoption of Statement of Financial Accounting Standards No. 142.

 Item 9. Regulation FD Disclosure

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition."

On April 11, 2003, General Electric Company ("GE") issued a press release setting forth GE's first-quarter 2003 earnings. A copy of GE's press release is attached hereto as Exhibit (99) and hereby incorporated by reference.

Exhibit Index

(99)  Press release, dated: April 11, 2003, issued by General Electric Company

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL ELECTRIC COMPANY

By:	/s/ Philip D. Ameen

Philip D. Ameen
Vice President and Comptroller

Date: April 11, 2003